Exhibit 10.13

RURBANC DATA SERVICES, INC.
2010 STOCK INCENTIVE PLAN

ARTICLE I
Definitions

Section 1.1 Definitions. As used herein, the following terms shall have the meaning set forth below, unless the context clearly requires otherwise:

(a)	“Applicable Event” shall mean:

(i) Any “person,” including a “group” (as such terms are used in Subsections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder, but excluding the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of, or acquires the power to direct, directly or indirectly, the exercise of voting power with respect to, securities which represent 50% or more of the combined voting power of the Company’s outstanding securities thereafter;

(ii) The Company is merged with or into another entity, in which the Company is not the continuing or surviving entity or pursuant to which any securities of the Company would be converted into cash, securities or other property of another entity, other than a merger or consolidation in which holders of the securities of the Company immediately prior to the merger or consolidation have the same proportionate ownership of securities of the surviving entity immediately after the merger or consolidation as they had of securities of the Company immediately before the merger or consolidation; or

(iii) The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(b)	“Award” shall mean any Option, Restricted Stock or Stock Appreciation Right granted under the Plan.

(c)	“Award Agreement” shall mean an agreement between the Company and a Participant that describes the terms and conditions of each Award.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)
“Change in Control Price” shall mean the price (or other property) per share of Stock paid in conjunction with any transaction resulting in an Applicable Event or, in the case of an Applicable Event occurring solely by reason of events not related to a transfer of the Stock, the Fair Market Value of a share of Stock on the last trading day before the Applicable Event occurs.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)	“Committee” shall mean the Compensation Committee of the Board.

(h)	“Company” shall mean Rurbanc Data Services, Inc.

(i)
“Director” shall mean an individual who (i) is a member of the Board, a member of the Board of Directors of a Subsidiary, or a member of an advisory board who is appointed by the Board; and (ii) is not an Employee.

(j)	“Disability” shall mean:
(i)	With respect to Incentive Stock Options, disability as defined in Section 22(e)(3) of the Code; and

(ii)
With respect to any other Award, a physical or mental impairment that renders a Participant incapable of performing the essential functions of his job on a full-time basis, taking into account any reasonable accommodation required by law, as determined by a physician who is selected by the Committee, for a period greater than 180 days.

(k)	“Effective Date” with respect to the Plan shall mean the date specified in Section 2.3 as the Effective Date.

(l)	“Employee” shall mean any person, including an executive officer, who is employed by the Company or any of its Subsidiaries.

(m)	“Fair Market Value” shall mean the value of a share of Stock on any relevant date, determined as follows:

(i)	If the Stock is traded on an exchange, the reported “closing price” on the relevant date if it is a trading day or, otherwise, on the next trading day;

(ii)
If the Stock is not traded on an exchange but is traded over-the-counter on a quotation system, the reported “closing price,” if reported, or if there is no reported “closing price,” the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day, or otherwise, on the next trading day; or

(iii)	If neither subparts (i) or (ii) of this definition apply,

(1) With respect to any Incentive Stock Option, fair market value within the meaning of Section 422 of the Code;

(2) With respect to any Award that is subject to Section 409A of the Code or any Nonqualified Stock Option or Stock Appreciation Right, fair market value shall be determined by the reasonable application of a reasonable valuation method within the meaning of Treasury Regulation §1.409A-1(b)(5)(iv)(B); and

(3) With respect to any other Award, fair market value shall be determined by application of such reasonable valuation methods as the Committee shall adopt or apply.

(n)
“Incentive Stock Option” shall mean an Option to purchase shares of Stock which is designated as an Incentive Stock Option by the Committee and is intended to meet the requirements of Section 422 of the Code.

(o)	“Nonqualified Stock Option” shall mean an Option to purchase shares of Stock which is not an Incentive Stock Option.

(p)	“Option” shall mean an option to purchase Stock granted pursuant to the provisions of the Plan. Options granted under the Plan shall be either Nonqualified Stock Options or Incentive Stock Options.

(q)	“Participant” shall mean a Director or Employee to whom an Award has been granted under the Plan.

(r)	“Plan” shall mean the Rurbanc Data Services, Inc. 2010 Stock Incentive Plan, the terms of which are set forth herein and in any amendment which may be made hereto.

(s)	“Restricted Stock” shall mean a share of Stock granted to a Participant pursuant to Article VIII of the Plan.

(t)	“Retirement” shall mean a voluntary termination by the Participant after (i) attaining the age of 62 and (ii) completing five or more years of service with the Company or a Subsidiary.

(u)
“Stock” shall mean the common shares, without par value, of the Company or, in the event that the outstanding shares of Stock are changed into or exchanged for different shares or securities of the Company or some other entity, such other shares or securities.

(v)
“Stock Appreciation Right” shall mean a right to receive cash in an amount equal to the excess of the Fair Market Value on the exercise date over the Fair Market Value on the date the Stock Appreciation Right is granted pursuant to the provisions of the Plan.

(w)	“Subsidiary” shall mean:

(i)	With respect to an Incentive Stock Option, a “subsidiary corporation” as defined in Section 424(f) of the Code; and

(ii)	With respect to any other Award, any person with whom the Company would be considered to have a controlling interest, as defined in Treasury Regulation §1.409A-1(b)(5)(iii)(E)(1).

ARTICLE II
The Plan

Section 2.1  Name. The Plan shall be known as the “Rurbanc Data Services, Inc. 2010 Stock Incentive Plan.”

Section 2.2  Purpose.   The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Directors and Employees an opportunity to acquire or increase their proprietary interest in the Company by the grant to such persons of Awards under the terms set forth herein.  By encouraging such persons to become owners of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts are key to the success of the Company.

Section 2.3  Effective Date and Termination of Plan. The Plan shall become effective upon the affirmative vote of the Board on March 16, 2010 (the “Effective Date”); provided, however, that, if the Plan is not approved by the shareholders of the Company within twelve (12) months following such adoption, the Plan and all outstanding Awards, if any, shall be deemed null and void and shall be of no force or effect. No Awards granted under the Plan may be exercised prior to approval of the Plan by the shareholders of the Company. The Plan shall terminate upon the earliest of (a) March 16, 2020; (b) the date on which all Stock available for issuance under the Plan has been issued pursuant to the exercise or settlement, as applicable, of Awards granted hereunder or with respect to which payments have been made upon the exercise of Stock Appreciation Rights or other rights; or (c) the determination of the Board that the Plan shall terminate. No Awards may be granted under the Plan after such termination date, provided that the Awards granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the Award Agreements evidencing such Awards.

ARTICLE III
Administration

Section 3.1  Administration.

(a)
The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from time to time the individuals to whom Awards may be granted, the number of shares of Stock to be subject to each Award, the period during which each Option or Stock Appreciation Right may be exercised, the price at which each Option or Stock Appreciation Right may be exercised, and the terms and conditions of any Award.

(b)
Meetings of the Committee shall be held at such times and places as shall be determined from time to time by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Committee shall decide any question brought before the meeting. In addition, the Committee may take any action otherwise proper under the Plan by the execution of a written action, taken without a meeting, and signed by all of the members of the Committee.

(c)
All questions of interpretation and application with respect to the Plan or Awards granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

(d)
The Committee shall have the sole discretion and authority to determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option; provided that Incentive Stock Options may be granted only to persons who are Employees.

(e)	Notwithstanding any provision contained herein, a grant of an Award to a Director of the Company must be approved by the full Board.

(f)
Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

Section 3.2  Company Assistance. The Company and its Subsidiaries shall supply full and timely information to the Committee on all matters relating to eligible Employees, their employment, death, Retirement, Disability or other termination of employment and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE IV
Participants

Section 4.1  Eligibility. Directors and Employees shall be eligible to participate in the Plan. The Committee may grant Awards to any eligible individual subject to the provisions of Sections 3.1(e) and 5.1.

ARTICLE V
Shares of Stock Subject to Plan

Section 5.1  Grant of Awards and Limitations.

(a)	Grant of Awards. The Committee shall designate the Employees and Directors eligible to receive Awards and the number of shares of Stock subject to such Awards.

(b)
Stock Available for Awards. Subject to adjustment pursuant to the provisions of Section 11.4 hereof, the aggregate number of shares of Stock with respect to which Awards may be granted during the term of the Plan shall not exceed 972,356. Shares with respect to which Awards may be granted may be either authorized and unissued shares of Stock or shares of Stock issued and thereafter acquired by the Company.

(c)
Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Fair Market Value of the shares of Stock (under all plans of the Company and all of its Subsidiaries), with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, may not exceed $100,000.  Such Options that exceed $100,000 shall be treated as Nonqualified Stock Options.  The maximum number of shares of Stock that may be granted under the Plan through the exercise of Incentive Stock Options shall be 530,000.

Section 5.2  Awards Under the Plan. Shares of Stock with respect to which an Award granted hereunder shall have been exercised or settled, as applicable, shall not again be available for grant hereunder. If Awards granted hereunder shall expire, terminate or be canceled for any reason without being wholly exercised or settled, as applicable, new Awards may be granted hereunder covering the number of shares of Stock to which such Award’s expiration, termination or cancellation relates.

ARTICLE VI
Options

Section 6.1  Grant of Options.  Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Committee may grant Nonqualified Stock Options and Incentive Stock Options to Employees and Nonqualified Stock Options to Directors at any time during the term of the Plan.  Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of all of the members of the Committee or the Board, as applicable, and by a written Award Agreement dated as of the date of grant and executed by the Company and the Participant. The Award Agreement shall be in such form as the Committee shall approve from time to time.  The Award Agreement shall set forth such terms and conditions of the Option as may be determined by the Committee, consistent with the Plan.

Section 6.2  Exercise Price.  The exercise price of the Stock subject to an Option shall not be less than the Fair Market Value on the date the Option is granted; provided, however, that the exercise price for an Incentive Stock Option granted to a Participant who owns or who is deemed to own shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary as determined under Section 422 of the Code (a “10 Percent Owner”), shall not be less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted.

Section 6.3  Option Grant and Exercise Periods. No Option may be granted after the tenth anniversary of the Effective Date. The period for exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond the tenth anniversary of the date of grant of the Option. The period of exercise for each Incentive Stock Option granted to a 10 Percent Owner may not be more than 5 years from the date of grant of the Option.

Section 6.4  Option Exercise.

(a)
Subject to Section 6.4(c) and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part (but with respect to whole shares only) and from time to time by delivering to the Company at its principal office written notice of intent to exercise the Option with respect to a specified number of shares.

(b)
Options shall be exercisable according to respective vesting schedules set forth in each Award Agreement as determined by the Committee.  At the discretion of the Committee, all or a portion of Options previously granted to a Participant can be amended to reduce the vesting schedule or immediately 100% vest such Options.

(c)
Subject to such terms and conditions as may be determined by the Committee in its sole discretion upon grant of any Option, payment for the shares of Stock to be acquired pursuant to exercise of the Option shall be made as follows:

(1)
By delivering to the Company at its principal office a check payable to the order  of “Rurbanc Data Services, Inc.” in the amount of the exercise price for the number of shares of Stock with respect to which the Option is then being exercised; or

(2)
By tendering to the Company shares of Stock owned by the Participant for at least six months prior to the date the Option is exercised (or such other period acceptable under the generally accepted accounting principles) having an aggregate Fair Market Value as of the date of exercise equal to the exercise price for the number of shares of Stock with respect to which the Option is then being exercised; or

(3)	By any combination of payments delivered pursuant to paragraphs (c)(1) and (c)(2) above.

Section 6.5  Rights as Shareholder.  A Participant shall have no rights as a shareholder with respect to any share of Stock subject to such Option prior to the exercise of the Option and the purchase of such shares of Stock.

ARTICLE VII
Stock Appreciation Rights

Section 7.1  Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights to Participants at any time during the term of the Plan, either alone or in tandem with other Awards.  Such Stock Appreciation Rights shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Such Award Agreements shall comply with, and be subject to, the following terms and conditions:

(a)	Exercise Price. The exercise price of a Stock Appreciation Right may not be less than 100% of Fair Market Value on the date of grant.

(b)
Period and Exercise.  The Award Agreement will specify the period over which a Stock Appreciation Right may be exercised and the terms and conditions that must be met before it may be exercised; provided, however, that an Award Agreement may not permit the Stock Appreciation Right to be exercisable more than 10 years after the date of grant.  A Participant may exercise a Stock Appreciation Right by giving written notice of exercise on a form acceptable to the Committee specifying the portion of the Stock Appreciation Right being exercised.

(c)
Calculation of Appreciation. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive either (i) cash equal to the excess of the Fair Market Value on the exercise date over the Fair Market Value on the date the Stock Appreciation Right was granted, multiplied by the number shares of Stock with respect to which the Stock Appreciation Right is being exercised (the “Cash Amount”), or (ii) a number of shares of Stock equal to the Cash Amount, divided by the Fair Market Value on the exercise date of the Stock Appreciation Right.

(d)
Payment of Appreciation. The total appreciation available to a Participant from an exercise of a Stock Appreciation Right shall be paid in a single lump sum payment in either cash or shares of Stock, as determined by the Committee.

(e)	Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any share of Stock subject to a Stock Appreciation Right.

ARTICLE VIII
Restricted Stock

Section 8.1  Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock to Participants at any time during the term of the Plan.  Such Restricted Stock shall be subject to the terms and conditions that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan.  At the Committee’s sole discretion, all shares of Restricted Stock will be held by the Company as escrow agent or issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

Section 8.2  Earning Restricted Stock.  Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the terms, restrictions and conditions imposed on the Restricted Stock have lapsed as described in the Award Agreement.  Restricted Stock will be (a) forfeited if all terms, restrictions and conditions described in the Award Agreement have not been satisfied or (b) released from escrow and distributed (or any restrictions described in the certificates removed) as soon as practicable after all terms, restrictions and conditions described in the Award Agreement have been satisfied.

Section 8.3  Rights Associated with Restricted Stock.  During the applicable period of restriction and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been granted (a) may exercise full voting rights associated with that Restricted Stock; and (b) will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

ARTICLE IX
Amendment and Modification of Plan

Section 9.1  Amendment. The Board may from time to time amend or modify or make such changes in and additions to the Plan as it may deem desirable, without further action on the part of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act or any successor rule or regulation; (b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company’s equity securities. No such action to amend the Plan shall reduce the then-existing number of Awards granted to any Participant or adversely change the terms and conditions thereof without such Participant’s consent.

ARTICLE X
Withholding

Section 10.1  Tax Withholding. With respect to Employees, the Company shall have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. At the discretion of the Committee, a Participant may be permitted to pay to the Company the withholding amount in the form of cash or shares of Stock owned by the Participant for at least the previous six months (or such other period acceptable under the generally accepted account principles) or by having the Company withhold shares of Stock from the settlement of the Award.  If payment of the withholding amount is made by tendering shares of Stock, the value of the shares of Stock tendered shall equal the Fair Market Value on the day preceding the date of exercise of the Award.

ARTICLE XI
Miscellaneous

Section 11.1  Transferability. During the Participant’s lifetime, any Award may be exercised only by the Participant or any guardian or legal representative of the Participant, and the Award shall not be transferable except by will or the laws of descent and distribution, and with respect to Awards, except Incentive Stock Options, (a) as specifically permitted by and solely to the extent permitted in the Award Agreement, or (b) to an immediate family member, a partnership consisting solely of immediate family members, or trusts for the benefit of immediate family members.

Section 11.2  Designation of Beneficiary.  A Participant may file a written designation of a beneficiary who is to receive any Stock that is unsettled and/or cash that is unpaid in the event of the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and the existence of a beneficiary at the time of the Participant’s death validly designated by the Participant under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary.  In the event of the death of a Participant in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Stock and/or cash to the executor or the administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Stock and/or cash credited to the Participant under the Plan.

Section 11.3  Effect of Termination, Death, Disability and Retirement.  Unless otherwise specified in the Award Agreement, all Awards will be exercisable or forfeited as described in this Section 11.3:

(a)
Termination.  If a Participant’s service as a Director or an Employee terminates for any reason, other than his Retirement, death or Disability, before the expiration of the Awards held by such Participant, (i) any Options and Stock Appreciation Rights that are not exercisable and any unvested Restricted Stock shall become null and void on the date of such termination and (ii) all exercisable Options and Stock Appreciation Rights shall terminate on the earlier of (1) the date of expiration of the Options and Stock Appreciation Rights, as applicable, or (2) 30 days following the date of the Participant’s termination.  A Participant who terminates employment with the Company, but retains his status as a Director, is not considered terminated with respect to Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock under this Section 11.3.  The date of such termination shall be the date the Participant ceases to be both a Director and an Employee of the Company

(b)
Death.  If a Participant’s service as a Director or an Employee terminates due to his death before the expiration of the Awards held by the Participant, (i) any Options and Stock Appreciation Rights that are not exercisable shall become exercisable, (ii) any outstanding Options and Stock Appreciation Rights shall terminate on the earlier of (1) the date of expiration of the Options and Stock Appreciation Rights, as applicable, or (2) one year following the date of the Participant’s death; and (iii) any unvested Restricted Stock shall become fully vested.  The executor, administrator or personal representative of the estate of a deceased Participant, or the person or persons to whom an Award granted hereunder shall have been validly transferred by the executor, the administrator or the personal representative of the Participant’s estate, shall have the right to exercise the Participant’s Option or Stock Appreciation Right or receive the Participant’s Restricted Stock.  To the extent that such Options and Stock Appreciation Rights would otherwise be exercisable under the terms of the Plan and the Participant’s Award Agreement, such exercise may occur at any time prior to the termination date specified in this Section 11.3(b).

(c)
Disability.  If a Participant’s service as a Director or an Employee terminates due to his Disability before the expiration of the Awards held by the Participant, (i) any Options and Stock Appreciation Rights that are not exercisable shall become exercisable, (ii) any outstanding Options and Stock Appreciation Rights shall terminate on the earlier of (1) the date of expiration of the Options and Stock Appreciation Rights, as applicable, or (2) one year following the date of the Participant’s termination of service due to Disability; and (iii) any unvested Restricted Stock shall become fully vested.

(d)
Retirement.  If a Participant Retires before the date of expiration of the Awards held by such Participant, (i) any Options and Stock Appreciation Rights that are not exercisable shall become exercisable, (ii) any outstanding Options and Stock Appreciation Rights shall terminate on the earlier of (1) the date of expiration of the Options and Stock Appreciation Rights, as applicable, or (2) one year following the date of the Participant’s Retirement; provided, however, that an Incentive Stock Option that is not exercised within three months after the date of the Participant’s Retirement shall be treated as a Nonqualified Stock Option; and (iii) any unvested Restricted Stock shall become fully vested.

Section 11.4  Antidilution.  If there is a Stock dividend, Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting the Stock, the Committee will appropriately adjust (a) the aggregate number of shares of Stock available for Awards or subject to outstanding Awards (as well as any Stock-based limits imposed under the Plan) (b) the respective exercise price, number of shares of Stock and other limitations applicable to outstanding Awards, and (c) and other factors, limits or terms affecting any outstanding Awards.  Notwithstanding the foregoing, an adjustment pursuant to this Section 11.4 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

Section 11.5 Applicable Event. In the event an Applicable Event occurs, (a) if determined by the Committee in the applicable Award Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Applicable Event and (b) the Committee may, but shall not be obligated to (i) cancel such Awards for the Change in Control Price or (ii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (iii) provide that for a period of at least fifteen (15) days prior to the Applicable Event, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Applicable Event, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

Section 11.6  Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to Awards shall be used for general corporate purposes.

Section 11.7  Tenure. Nothing in the Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any Director or Employee the right to continue in such position with the Company or any Subsidiary.

Section 11.8  Other Compensation Plans.  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of incentive or other compensation for Directors or Employees.

Section 11.9  No Obligation to Exercise Awards. The granting of an Award shall impose no obligation upon the Participant to exercise or accept such Award.

Section 11.10  Plan Binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company.

Section 11.11  Compliance with Section 16.  If the Company has a class of equity securities registered under Section 12 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any transaction or action by the Committee fails to so comply, the Committee may amend the Plan and the terms of any outstanding Award, and any action of the Committee which fails to comply shall be deemed void to the extent permitted by law and deemed advisable by the Committee.

Section 11.12  Requirements of Law.  The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or exchange, market or other quotation system on or through which the securities of the Company are then traded.  Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws.  Shares of Stock tendered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange, market or other quotation system on or through which the Company’s securities are then traded or any other applicable federal or state securities law.  The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section..

Section 11.13  Singular, Plural Gender.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine.

Section 11.14  Headings.  Headings are inserted for convenience of reference; they constitute no part of the Plan.

Section 11.15  Governing Law. Except as otherwise required by law, the validity, construction and administration of the Plan shall be determined under the laws of the State of Ohio.

Section 11.16  Section 409A of the Code.  It is intended that Awards granted under the Plan comply with or be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan will be interpreted, administered and operated accordingly.  Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.